Exhibit 99.2

Parag Agarwal	Anne Spitza
Vice President Investor Relations	Corporate Communications / Media Relations
ON Semiconductor	ON Semiconductor
(602) 244-3437	(602) 244-6398
investor@onsemi.com	anne.spitza@onsemi.com

ON Semiconductor Announces Pricing of Private Offering of $600 Million of 1.00% Convertible Senior Notes

PHOENIX, Ariz.- June 3, 2015—ON Semiconductor Corporation (NASDAQ: ON), (“ON Semiconductor”) announced today the pricing of its previously announced private offering of $600 million aggregate principal amount of 1.00% Convertible Senior Notes due 2020 (the “notes”). The notes were offered only to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). ON Semiconductor has granted to the initial purchasers of the notes a 30-day option to purchase up to an additional $90 million aggregate principal amount of notes. The offering is expected to close on June 8, 2015, subject to customary closing conditions.

The notes will be ON Semiconductor’s senior unsecured obligations and guaranteed by certain of its subsidiaries. The notes will bear interest at a rate of 1.00% per year, payable semiannually in arrears on June 1 and December 1 of each year, beginning on December 1, 2015. The notes will mature on December 1, 2020.

The initial conversion rate for the notes is 54.0643 shares of ON Semiconductor’s common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $18.50 per share of ON Semiconductor’s common stock), which represents an approximately 42.50% conversion premium over the last reported sale price of $12.98 per share of ON Semiconductor’s common stock on The NASDAQ Global Select Market on June 2, 2015.

Prior to September 1, 2020, the notes will be convertible only upon satisfaction of certain conditions and during certain periods, and thereafter, at any time until the close of business on the second scheduled trading day immediately preceding the maturity date. Upon any conversion, ON Semiconductor will settle its conversion obligation in cash, shares of its common stock, or a combination of cash and shares of its common stock, at its election.

In connection with the pricing of the notes, ON Semiconductor has entered into privately negotiated convertible note hedge transactions with one or more of the initial purchasers of the notes or their affiliates or other financial institutions (the “hedge counterparties”). The convertible note hedge transactions will cover, subject to customary anti-dilution adjustments, the same number of shares of common stock as those underlying the notes, and are expected to reduce the potential dilution to ON Semiconductor’s common stock and/or offset potential cash payments upon conversion of the notes.

ON Semiconductor has also entered into privately negotiated warrant transactions with the hedge counterparties relating to the same number of shares of ON Semiconductor common stock as the convertible note hedge transactions. The strike price of the warrant transactions will initially be $25.96 per share, which represents an approximately 100% premium to the last reported sale price of ON Semiconductor’s common stock on The NASDAQ Global Select Market on June 2, 2015. The warrant transactions could have a dilutive effect to ON Semiconductor’s common stock to the extent that the market price per share of ON Semiconductor’s common stock exceeds the strike price of the warrants. If the initial purchasers exercise their option to purchase additional notes, ON Semiconductor may enter into additional convertible note hedge and warrant transactions.

In connection with establishing their initial hedge of the convertible note hedge and warrant transactions, the hedge counterparties, or their affiliates, expect to purchase shares of ON Semiconductor’s common stock and/or enter into various derivative transactions with respect to ON Semiconductor’s common stock concurrently with or shortly after the pricing of the notes. In addition, the hedge counterparties, or their affiliates, may modify their hedge positions by entering into or unwinding various derivative transactions with respect to our common stock and/or by purchasing or selling ON Semiconductor common stock or other securities of ON Semiconductor in secondary market transactions prior to the maturity of the notes, and are likely to do so during any observation period related to a conversion of notes. These hedging activities could have the effect of increasing, or reducing the size of any decline in, the market price of ON Semiconductor’s common stock or the notes at that time.

ON Semiconductor intends to use the net proceeds: (i) to fund the cost of the convertible note hedge transactions described above (the cost of which will be partially offset by the proceeds that ON Semiconductor will receive from entering into the warrant transactions described above); (ii) to fund the repurchases of up to $100 million of ON Semiconductor’s common stock, of which approximately $70 million has been purchased from purchasers of notes in the offering in privately negotiated transactions effected through one or more of the initial purchasers or its affiliates conducted concurrently with the pricing of the notes, and the balance of which is expected to be purchased in the open market after the pricing of the notes, (iii) to repay $350 million of borrowings outstanding under its revolving credit facility and (iv) for general corporate purposes, including additional share repurchases and potential acquisitions.

The purchase price per share of ON Semiconductor’s common stock in repurchases conducted concurrently with the pricing of the notes was equal to the last reported sale price of $12.98 per share of ON Semiconductor’s common stock on the NASDAQ Global Select Market on June 2, 2015. Any share repurchases conducted concurrently with the pricing of the notes or afterwards could increase, or prevent a decrease in, the market price of ON Semiconductor’s common stock or the notes, which could result in a higher effective conversion price for the notes, affect the ability of the holders to convert the notes and, to the extent such repurchase occurs during any observation period related to a conversion of the notes, affect the amount and value of the consideration that holders will receive upon conversion of the notes.

The notes, guarantees and shares of ON Semiconductor common stock issuable upon conversion, if any, have not been registered under the Securities Act, or under any U.S. state securities laws or other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This press release is neither an offer to sell nor a solicitation of an offer to buy any of these securities nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About ON Semiconductor

ON Semiconductor (Nasdaq: ON) is driving energy efficient innovations, empowering customers to reduce global energy use. The company is a leading supplier of semiconductor-based solutions, offering a comprehensive portfolio of energy efficient power and signal management, logic, standard and custom devices. The company’s products help engineers solve their unique design challenges in automotive, communications, computing, consumer, industrial, medical and military/aerospace applications. ON Semiconductor operates a responsive, reliable, world-class supply chain and quality program, and a network of manufacturing facilities, sales offices and design centers in key markets throughout North America, Europe, and the Asia Pacific regions.

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ON Semiconductor and the ON Semiconductor logo are registered trademarks of Semiconductor Components Industries, LLC. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders.

Certain statements in this press release, including, among others, statements concerning the extent, and potential effects, of convertible note hedge and warrant transactions, the potential dilution to ON Semiconductor’s common stock, the expected closing date for the offering and the expected use of the proceeds from the sale of the notes, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are often characterized by the use of words such as “believes,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” “should,” or “anticipates,” and similar expressions. All forward-looking statements in this press release are made based on our current expectations, forecasts, estimates and assumptions, and involve risks, uncertainties and other factors that could cause results or events to differ materially  from those expressed in the forward-looking statements. Among these factors are economic conditions and markets (including current  financial conditions), exchange rate fluctuations, risks associated with decisions to expend cash reserves for various uses in accordance with our capital allocation policy such as debt prepayment, stock repurchases or acquisitions rather than to retain such cash for future needs, risks associated with our substantial leverage and restrictive covenants in our debt agreements that may be in  place from time to time, and risks involving governmental regulation. Additional factors that could cause results to differ materially  from those projected in the forward-looking statements are contained in ON Semiconductor’s 2014 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other of our filings with the SEC. We assume no obligation to update such information, except as may be required by law.

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